                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 26, 1996 appearing on page 20 of RMI Titanium Company's Annual Report on Form 10-K/A for the year ended December 31, 1995. We also consent to the use in this Prospectus of our report dated January 26, 1996 relating to the financial statements of RMI Titanium Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania

November 26, 1996